UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 8, 2025, GameStop Corp. (the “Company”) entered into a letter agreement with Daniel Moore (the “Offer Letter”) that includes an increase in Mr. Moore’s compensation. Pursuant to the Offer Letter, all equity awards previously granted to Mr. Moore will continue to vest in accordance with their original terms, and Mr. Moore will be entitled to an additional grant, on August 11, 2025, of a number of restricted stock units of the Company’s Class A common stock (the “Common Stock”) determined by dividing $1,650,000 by the average closing price of the Common Stock for the 30 trading days immediately preceding the grant date (the “New Equity Award”). The New Equity Award will vest in eight installments beginning on September 1, 2025 and ending on July 1, 2027, in each case, subject to Mr. Moore’s continued employment through the applicable vesting date.
The Offer Letter further provides that Mr. Moore’s annual salary will remain $200,000, but, in order to maintain Mr. Moore’s new target compensation near-term prior to the commencement of the vesting of the New Equity Award, he will receive a one-time cash bonus of $80,000.
Under the Offer Letter, if Mr. Moore’s employment is terminated without Cause (as defined in the Offer Letter), he will be entitled to receive the following severance benefits: (i) an amount equal to six months of his base salary, (ii) an amount equal to six months of COBRA premiums for Mr. Moore and his eligible dependents, and (iii) the vesting of that portion of any equity award that was otherwise scheduled to vest in the ordinary course during the six month period immediately following his termination date. Mr. Moore’s eligibility for these severance benefits is subject to his execution of a release of claims and his compliance with any applicable post-employment covenants.
The foregoing description of the Offer Letter is not complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description
10.1    Continuing Employment Offer Letter between Daniel Moore and GameStop Corp. executed August 8, 2025.*
104        Cover Page Interactive Data File (embedded within the Inline XBRL)
* Compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: August 11, 2025	By:	/s/ Mark Robinson
Name: Mark Robinson Title: General Counsel